UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2011

VONAGE HOLDINGS CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32887	11-3547680
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Main Street, Holmdel, NJ		07733
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (732) 528-2600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On May 12, 2011, Jeffrey A. Citron, Chairman and Founder of Vonage Holdings Corp. (the “Company”), adopted a pre-arranged stock trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934 and the Company’s securities trading compliance policy.

The plan provides for the sale of up to 10 million shares over a period of approximately two years on the open market at prevailing market prices, subject to a minimum price threshold. Transactions under the plan will be disclosed publicly through Form 4s filed with the Securities and Exchange Commission. Mr. Citron has advised that he entered into the plan for estate planning and diversification purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VONAGE HOLDINGS CORP.

Date: May 12, 2011	By:	/s/ Kurt M. Rogers
Kurt M. Rogers
Chief Legal Officer and Secretary